Exhibit 99.2

ADMISSION TICKET

Special Meeting of Stockholders

               ,              , 2008
         [a.m.] [p.m.] at

Please retain this portion of the Proxy Card if you wish to attend the Special Meeting of Stockholders in person. You must present this portion of the Proxy Card at the door for admission for yourself and one guest. Seating will be on a first-come, first-served basis, and you may be asked to present valid picture identification before being admitted.

The use of cameras at the special meeting is prohibited, and they will not be allowed in the meeting room, except by credentialed media.  We realize that many cellular phones have built-in digital cameras.  While these phones may be brought into the room, the camera function may not be used at any time.  No recording devices or large packages will be permitted in the meeting room.

ADMISSION TICKET

Fold and Detach Here	Fold and Detach Here

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

Special Meeting of Stockholders – To Be Held                       ,                             , 2008

THIS PROXY/VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I, a stockholder of Corn Products International, Inc., acknowledge receipt of the Joint Proxy Statement/Prospectus dated                      , 2008, and except as described in the next paragraph appoint SAMUEL C. SCOTT III and MARY ANN HYNES, and each of them, as proxies and attorneys-in-fact, with full power of substitution, on my behalf and in my name, to represent me at the Special Meeting of Stockholders to be held                     ,                      , 2008 at          [a.m.] [p.m.], Central Daylight Saving Time, at                                                                           , and at any adjournment(s) of the meeting, and to vote all shares of Common Stock which I would be entitled to vote if I were personally present, on all matters listed on the reverse side.

With respect to any shares represented by this Proxy Card/Voting Instruction Form which are votable and held on behalf of the undersigned in the Corn Products International, Inc. Retirement Savings Plans (collectively, the “Plan”), the undersigned directs Fidelity Investments Institutional Operations Company, Inc., as Trustee of the Plan to vote all such shares on the matters shown, and in the manner directed on the reverse hereof, unless to do so would be inconsistent with the Trustee’s duties. If you wish to vote the Corn Products shares allocated to your Plan account, you cannot do so in person. You must use this Proxy Card/Voting Instruction Form or submit your voting instructions via the Internet or telephone. If you do not return your signed Proxy Card/Voting Instruction Form or provide Internet or telephonic voting instructions on a timely basis for the shares allocated to your Plan account(s), those shares will not be voted. If you return a signed Proxy Card/Voting Instruction Form but do not indicate how the shares should be voted on a matter, the shares represented by your signed Proxy Card/Voting Instruction Form will be voted by the Trustee as the Board of Directors recommends.

IF YOU WISH TO VOTE BY THE INTERNET, TELEPHONE OR MAIL,
PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE.

Corn Products International, Inc. encourages you to take advantage of convenient ways to vote these shares for matters to be covered at the Special Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined on the reverse side to cast your ballot.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side.)

5 WESTBROOK CORPORATE CENTER
WESTCHESTER, ILLINOIS 60154

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card/voting instruction in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card/voting instruction in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Corn Products International, Inc., c/o Broadridge Investor Communications Services, Inc., 51 Mercedes Way, Edgewood, NY  11717.

If you vote using the Internet or vote by phone, please do not mail your proxy.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CORN01	KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD/VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

CORN PRODUCTS INTERNATIONAL, INC.

THE DIRECTORS RECOMMEND A VOTE “FOR” PROPOSALS 1 AND 2

	Vote On Proposals	For	Against	Abstain

1.

Adoption of the Agreement and Plan of Merger and Reorganization, dated as of June 21, 2008, among Bunge, Bleecker Acquisition Corp., a direct, wholly owned subsidiary of Bunge, and Corn Products, as amended.

		☐	☐	☐

	For	Against	Abstain
2.

Approval of the adjournment of the Corn Products special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the Agreement and Plan of Merger and Reorganization referred to in 1.

	☐	☐	☐

The shares represented by this proxy/voting instruction, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or any adjournment or adjournments thereof, the persons named in this proxy/voting instruction will vote in his or her or its discretion.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date